                                                                   EXHIBIT 10-AC


                                   AGREEMENT
                                   ---------



          This Agreement ("Agreement") made and entered into as of the 21st day of February, 1996, among Quality Dining, Inc., an Indiana corporation ("QDI"), and Nordahl L. Brue ("Brue") and Michael J. Dressell ("Dressell" and collectively with Brue, the "Shareholders").

                                  WITNESSETH:

          WHEREAS, Bruegger's Corporation, a Delaware corporation ("Bruegger's"), and QDI propose to enter into an Agreement and Plan of Merger (the "Merger Agreement"), which will provide, among other things, for the acquisition by QDI of all of the issued and outstanding shares of Common Stock and Preferred Stock of Bruegger's through a merger (the "Merger") of Bruegger's with a subsidiary of QDI; and

          WHEREAS, the Shareholders presently are the beneficial owners of an aggregate of 3,383,700 shares of the outstanding Common Stock of Bruegger's; and

          WHEREAS, all of the shares of Common Stock of Bruegger's as to which the Shareholders are presently entitled to vote and all additional shares which may be hereafter acquired by the Shareholders on or before the Expiration Date (as defined below) are hereinafter collectively referred to as the "Subject Shares"; and

          WHEREAS, in order to induce QDI to enter into the Merger Agreement and for other good and valuable consideration, the Shareholders have agreed to vote the Subject Shares in favor of the Merger at a meeting of the stockholders of Bruegger's to be called to consider such Merger;

          NOW, THEREFORE, the Shareholders and QDI agree as follows:

          1. Voting of the Subject Shares. The Shareholders agree to vote all of the Subject Shares in favor of the Merger which is to be submitted to a vote of the stockholders of Bruegger's at any meeting (or any adjournment or postponement thereof) of the stockholders of Bruegger's at which the Merger is submitted to a vote. This Agreement shall expire upon the termination of the Merger Agreement in accordance with its terms (the "Expiration Date").

          2. Restriction on Transfer. The Shareholders shall not sell, transfer, pledge or otherwise dispose of, or agree to sell, transfer, pledge or otherwise dispose of, any interest in the Subject Shares, or any other shares of the capital stock of Bruegger's received or acquired by them between the date hereof and the Expiration Date, at any time between the date hereof and the Expiration Date, except for a sale, disposition or transfer to QDI or the gift or other transfer to a "Permitted Transferee" (as defined in Section 6.10) of up to an aggregate of 5% of the Subject Shares per Shareholder by each of Brue and Dressell. Any shares of the capital stock of Bruegger's acquired or purchased by the Shareholders between the date hereof and the Expiration Date shall be deemed to be Subject Shares.

          3. Hart-Scott-Rodino Filings. If the acquisition of QDI Common Stock in the Merger would require either Shareholder to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), such Shareholder shall (a) take promptly all actions necessary to make the filings required under the HSR Act, which filings shall comply in all material respects with the requirements of the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by such Shareholder from the Federal Trade Commission or Antitrust Division of the Department of Justice pursuant to the HSR Act, (c) cooperate with QDI and Bruegger's in connection with their filings under the HSR Act, and (d) request early termination of the applicable waiting period.

          4. Representations and Warranties of the Shareholders. Each of the Shareholders hereby represents and warrants to QDI that they are the beneficial owners of, have valid title to and the right to vote the number of the Subject Shares set opposite their name on Exhibit A attached hereto, free of any lien, claim or pledge of any third party other than Key Bank of Vermont and Key Bank of New York.

          5. Representations and Warranties of QDI. QDI hereby represents and warrants to the Shareholders that it has the requisite corporate power and authority to enter into and perform all of its obligations under this Agreement and the Merger Agreement. The execution, delivery and performance of this Agreement and the Merger Agreement have been duly authorized by all necessary corporate action on the part of QDI.

          6.   Registration Rights.
               -------------------

          6.1. Certain Definitions. As used in this Section 6.1 and elsewhere in this Section 6, the following terms shall have the following respective meanings:

          "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "Registrable Shares" means (i) the shares of Common Stock of QDI issued to the Shareholders in exchange for the Subject Shares pursuant to the Merger and (ii) any other shares of Common Stock of QDI issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon any sale pursuant to a Registration Statement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or upon any sale in any manner to a person or entity which, by virtue of Section 6.11 of this Agreement is not entitled to the rights provided in this Agreement.

          "Registration Expenses" means the expenses described in Section 6.3.
           ---------------------

          "Registration Statement" means a registration statement filed by QDI with the Commission for a public offering and sale of securities of QDI (other then a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

          "Rightsholders" means the Shareholders and any other person or entity who becomes a Rightsholder under this Agreement pursuant to Section 6.11.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          6.2.  Demand Registration Rights.
                --------------------------

          (a) Until the fifth anniversary of the Effective Time of the Merger (as defined in the Merger Agreement), Brue and his Permitted Transferees (as defined in Section 6.11) may request, in writing, that QDI effect the registration of Registrable Shares owned by such Rightsholder or Rightsholders having an aggregate offering price of at least $10,000,000 (based on the then current market price or fair value); provided that QDI shall not be required to effect more than one registration pursuant to such request. In addition, until the fifth anniversary of the Effective Time of the Merger, Dressell and his Permitted Transferees may request, in writing, that QDI effect the registration of Registrable Shares owned by such Rightsholder or Rightsholders having an aggregate offering price of at least $10,000,000 (based on the then current market price or fair value); provided that QDI shall not be required to effect more than one registration pursuant to such request. If the Rightsholders initiating the registration intend to distribute the Registrable Shares by means of an underwriting, they shall so advise QDI in their request. In the event such registration is underwritten, the right of other Rightsholders to participate shall be conditioned on such Rightsholders' participation in such underwriting. Upon receipt of any such request, QDI shall promptly give written notice of such proposed registration to all Rightsholders. Such Rightsholders shall have the right, by giving written notice to QDI within 30 days after QDI provides its notice, to elect to have included in such registration such of their Registrable Shares as such Rightsholders may request in such notice of election, subject to the approval of the underwriter(s) managing the offering as provided below. Thereupon, QDI shall, as expeditiously as possible, use its best efforts to effect the registration of all Registrable Shares which QDI has been requested to so register on such registration form as QDI is then eligible to use. Notwithstanding any other provision of this Section 6.2 if the managing underwriter(s) advises the Rightsholders initiating the registration in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Rightsholders initiating the registration shall so advise all holders of Registrable Shares which would otherwise be included in the underwriting and the number of Registrable Shares that may be included in the underwriting shall be allocated among all such Rightsholders, including the Rightsholders initiating the registration, in proportion (as nearly as practicable) to the amount of Registrable Shares of QDI owned by each such Rightsholder. If the managing underwriter(s) does not limit the number of Registrable Shares to be underwritten, QDI or other holders of securities of QDI who have registration rights similar to those set forth in Section
     6.2 or 6.3 hereof may include Common Stock for their respective accounts in such registration if the managing underwriter(s) states that such inclusion would not materially and adversely affect the offering of

     Registrable Shares and if the number of Registrable Shares which would otherwise have been included in such registration and underwriting or the public offering price thereof will not thereby be limited or reduced.

          (b) If at the time of any request to register Registrable Shares pursuant to this Section 6.2 QDI is engaged or has fixed plans to engage within 60 days of the time of the request in a registered public offering as to which the Rightsholders may include Registrable Shares pursuant to
     Section 6.3 (subject to the limitations set forth therein) or is engaged in any other activity which, in the good faith determination of QDI's Board of Directors, would be adversely affected by the requested registration, then QDI may at its option direct that such request be delayed for a period not in excess of six months from the effective date of such offering or the date of termination of such other material activity, as the case may be, such right to delay a request to be exercised by QDI not more than once in any twelve-month period.

          6.3  Incidental Registration Rights.
               ------------------------------

          (a) Until the seventh anniversary of the Effective Time of the Merger, whenever QDI proposes to file a Registration Statement (other than pursuant to Section 6.2) at any time and from time to time, it will, prior to such filing, give written notice to all Rightsholders of its intention to do so (subject to the limitations set forth in paragraph (b) below) and, upon the written request of a Rightsholder or Rightsholders given within 15 days after QDI provides such notice (which request shall state the intended method of disposition of such Registrable Shares), QDI shall use its best efforts to cause all Registrable Shares which QDI has been requested by such Rightsholder or Rightsholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Rightsholder or Rightsholders; provided, that QDI shall have the right to postpone or withdraw any registration effected pursuant to this Section 6.3 without obligation to any Rightsholder.

          (b) In connection with any offering under this Section 6.3 involving an underwriting, QDI shall not be required to include any Registrable Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between QDI and the underwriter(s) of such offering. If in the opinion of the managing underwriter(s) of such offering the registration of all, or part of, the shares of Common Stock which the Rightsholders have requested to be included pursuant to this Section 6.3 would materially and adversely affect such public offering, then QDI shall be required to include in the underwriting only that number of such shares, if any, which the managing underwriter(s) believe(s) may be sold without causing such adverse effect. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the Rightsholders have requested to be included, then (i) QDI shall be entitled to include all shares that it has requested to be registered and (ii) the Rightsholders who have requested registration shall participate in the underwriting pro rata with the holders of any other incidental registration rights based upon their total ownership of shares of Common Stock of QDI.

          6.4. Registration Procedures. If and whenever QDI is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, QDI shall:

          (a) file with the Commission a Registration Statement with respect to such Registrable Shares and use its reasonable efforts to cause that Registration Statement to become and remain effective for the period specified in paragraph (b) below;

          (b) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for a period ending on the earlier of (i) 90 days after the effective date or (ii) the date on which all Registrable Shares registered under such Registration Statement have been sold; provided, that QDI shall be able to elect that the Registration Statement not be usable and require each Rightsholder to suspend sales pursuant to the prospectus contained therein, for a reasonable period of time, but not in excess of 90 days, if QDI determines in good faith that the registration and distribution of Registrable Shares (or the use of the Registration Statement or related prospectus) would interfere with any pending material acquisition, material corporate reorganization, or any other material corporate development involving QDI or any of its subsidiaries or would require premature disclosure thereof (and QDI shall promptly give each Rightsholder a written notice of such determination and an approximation of the anticipated delay), and the days during which the Rightsholder is required to suspend sales shall not be included for computing the number of days during which the Registration Statement is effective for purposes of clause (i) above;

          (c) as expeditiously as possible furnish to each Rightsholder who is selling shares pursuant to such registration (a "Selling Holder") such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the Selling Holder; and

          (d) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Holders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Holders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Selling Holders; provided, however, that QDI shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

          If QDI has delivered preliminary or final prospectuses to the Selling Holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, QDI shall promptly notify the Selling Holders and, if requested, the Selling Holders shall immediately cease making offers of Registrable Shares and return all undistributed prospectuses to QDI. QDI shall promptly provide the Selling Holders with revised prospectuses and, following receipt of the revised prospectuses, the Selling Holders shall be free to resume making offers of the Registrable Shares.

          6.5. Payment of Expenses. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by QDI in complying with this Agreement including, without limitation, all registration and filing fees, exchange or Nasdaq listing fees, printing expenses, fees and disbursements of counsel and accountants for QDI, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of the Selling Holders' own counsel. In any demand registration pursuant to Section 6.2, the Rightsholders requesting such registration shall pay all Registration Expenses , underwriting discounts, selling commissions and the fees and disbursements of their counsel. In any incidental registration pursuant to Section 6.3, QDI shall pay all Registration Expenses, except that the requesting Rightsholders shall pay their portion of the filing fees with the Commission, together with any underwriting discounts or selling commissions and the fees of their own counsel.

          6.6. Indemnification. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, QDI will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and QDI will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that QDI will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to QDI, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

          In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless QDI, each of its directors and officers and each underwriter (if any) and each person, if any, who controls QDI or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which QDI, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to QDI by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of such Rightsholders hereunder shall be limited to an amount equal to the proceeds to each Rightsholder of Registrable Shares sold as contemplated herein.

          Each party entitled to indemnification under this Section 6.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless and to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

          6.7. Indemnification with Respect to Underwritten Offering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 6.2(a), QDI agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by QDI of the underwriters of such offering.

          6.8. Information by Holder. Each Rightsholder of Registrable Shares included in any registration shall furnish to QDI such information regarding such holder and the distribution proposed by such holder as QDI may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

          6.9. Rule 144 Requirements.  QDI agrees to:
               ---------------------

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of QDI under the Securities Act and the Exchange Act; and

          (c) furnish to any Rightsholder upon request a written statement by QDI as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act; a copy of the most recent annual or quarterly report of QDI, and such other reports and documents of QDI as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

          6.10.  Transfers of Certain Rights; Additional Rightsholders.
                 -----------------------------------------------------

          (a) In General. The rights granted to each Rightsholder pursuant to the terms of this Agreement may be transferred by such Rightsholder to another Rightsholder or to any parent, spouse, sibling, child or grandchild of the transferor or to a trust or custodial account for his, her or their benefit (such transferee being referred to herein as "Permitted Transferee"); provided, however, in the case of any transfer referred to in this paragraph (a), that QDI is given written notice by the Permitted Transferee at the time of such transfer stating the name and address of the Permitted Transferee and identifying the securities with respect to which such rights are being assigned.

          (b) Permitted Transferees. Any Permitted Transferee to whom rights hereunder are transferred shall, as a condition to such transfer, deliver to QDI a written instrument by which such Permitted Transferee agrees to be bound by the obligations imposed upon Rightsholders under this Agreement to the same extent as if such Permitted Transferee were a party hereto.

          (c) Subsequent Transferees. A Permitted Transferee to whom rights are transferred pursuant to this Section 6.10 may not again transfer such rights to any other person or entity, other than as provided in (a) and (b) above .

          6.11. No Assignment. Except as provided in Section 6.10 hereof, the rights granted pursuant to this Section 6 may not be transferred or assigned by any Rightsholder .

          7. Enforcement. The parties agree that payment of damages for breach of this Agreement would not be adequate compensation to QDI for the damage suffered by such breach and that QDI would be irreparably damaged in the event this Agreement is not specifically enforced. Accordingly, QDI shall have the right to an injunction or to specific performance of this Agreement in order to protect its rights and privileges hereunder. These remedies, however, shall be cumulative and not exclusive and shall be in addition to all of the rights of action and remedies which QDI may have pursuant to this Agreement or at law or in equity.

          8. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware.

          9. Amendments. The provisions of this Agreement may be modified or amended at any time and from time to time only by an agreement or consent in writing executed by QDI and the Shareholders; provided, however, that the provisions of Section 6 of this Agreement may be modified or amended only by an agreement or consent in writing executed by QDI and the holders of a majority of the Registrable Shares then outstanding; and provided, further, that the registration rights granted under Section 6 of this Agreement may be amended only in a manner which affects all Registrable Shares in the same fashion.

          10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered personally or sent by telex, facsimile transaction, a nationally recognized overnight delivery service or registered or certified mail (return receipt requested), postage prepaid, to the parties to this Agreement at the following addresses or at such other address for a party as shall be specified by like notice:

          If to the Shareholders:

               Nordahl L. Brue
               Michael J. Dressell
               c/o Bruegger's Corporation
               P.O. Box 374
               159 Bank Street
               Burlington, Vermont 05401

          If to QDI:

               Quality Dining, Inc.
               3820 Edison Lakes Parkway
               Mishawaka, IN  46545
               Attn:  President

All such notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof. Copies of such notices and communications shall be delivered or sent to (i) James A. Aschleman, Baker & Daniels, at 300 North Meridian Street, Suite 2700, Indianapolis, Indiana 46204; and (ii) Jay E. Bothwick, Hale and Dorr, 60 State Street, Boston, MA 02109.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              QUALITY DINING, INC.


                              By: /s/ Daniel B. Fitzpatrick
                                  -------------------------

                              Name:  Daniel B. Fitzpatrick
                                     ---------------------
                              Title: President and Chief Executive Officer
                                     -------------------------------------


                              /s/ Nordahl L. Brue
                              -------------------
                              Nordahl L. Brue


                              /s/ Michael J. Dressell
                              -----------------------
                              Michael J. Dressell

                                   EXHIBIT A



                                    Number of Common Shares
                                        Beneficially Owned
                                    -----------------------


Name of Shareholder
- -------------------


Nordahl L. Brue                          1,688,850


Michael J. Dressell                      1,694,850